PROSPECTUS Dated                              Pricing Supplement No. 08
January 6,2000                                Effective October 24, 2000
And PROSPECTUS SUPPLEMENT
Dated August 29,2000


                       U.S. $200,000,000              Rule 424 (B)(3)
                                                  Registration Statement
                    FORD MOTOR CREDIT COMPANY         No. 333-91953

                       FIXED-RATE NOTES


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                    Interest Rate Per Annum
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Period        One       Two      Three     Five     Seven    Ten
Beginning     Year      Years    Years     Years    Years    Years
----------   -------   ------   -------   -------  -------   -------
10/24/2000    6.51%     6.55%    6.64%     6.68%    7.09%     7.34%